UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2024

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed on June 13, 2024, Vaxart, Inc. (the “Company”) entered into an agreement (the “Project Agreement”) with Advanced Technology International, the Consortium Management Firm of the Rapid Response Partnership Vehicle funded by the Biomedical Advanced Research and Development Authority of the U.S. Department of Health and Human Services. Pursuant to the Project Agreement, the Company receives funding for a Phase 2b comparative study (the “Trial”) evaluating the Company’s oral pill XBB COVID-19 vaccine candidate against an mRNA vaccine comparator approved by the U.S. Food and Drug Administration.

On December 20, 2024, the Company entered into Modification No. 4 (the “Modification”) to the Project Agreement. The Modification (i) increased the total estimated ceiling for the funding to the Company to approximately $460.7 million, representing an increase of approximately $4.6 million, and (ii) increased the total amount of funding currently allotted to the Trial and available for payment to approximately $134.2 million, representing an increase of approximately $37.7 million. A portion of the additional funding is for the Company to acquire and distribute to clinical sites the mRNA comparator and other clinical materials for use in the Trial as well as to support clinical trial site readiness for the main efficacy and safety portion of the Trial.

The foregoing description of the Modification does not purport to be complete and is qualified in its entirety by reference to the full text of the Modification, which will be filed as an exhibit to the Company’s next periodic report.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s expectations with respect to clinical and regulatory development plans for its product candidates, the data to be derived in the Company’s ongoing and planned clinical trials, the timing of funding pursuant to the Project Agreement and/or the Modification, additional funding of the Trial under the Project Agreement and/or the Modification, and the structure, design, and objectives of the Trial. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report on Form 8-K. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with the Company’s ability to achieve milestones and deliverables under the Project Agreement and achieve successful results in the Trial, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: December 27, 2024
	By:	/s/ Steven Lo
Steven Lo
President and Chief Executive Officer